UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 20, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release
Press Release

Item 5. Other Events and Required FD Disclosure.

Janus Capital Group Inc. (“Janus”) is filing a press release announcing that CEO Mark Whiston, 42, has decided to step down from his positions with the company, its affiliates and as a member of Janus’ Board. Whiston will be succeeded as CEO by Steve Scheid, who will continue to serve as chairman of the company’s Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Janus Capital Group Inc. (“Janus”) is also filing a press release announcing the grant of withdrawal rights in connection with its pending exchange offers with respect to all of its outstanding 7.00% Senior Notes due 2006 and all of its 7.75% Notes due 2009. Holders who have tendered into the offer may withdraw such tenders until 5:00 p.m. EDT on April 21, 2004. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release announcing that CEO Mark Whiston, 42, has decided to step down from his positions with the company, its affiliates and as a member of Janus’ Board. Whiston will be succeeded as CEO by Steve Scheid, who will continue to serve as chairman of the company’s Board.

99.2	Press release announcing the grant of withdrawal rights in connection with Janus’ pending exchange offers with respect to all of its outstanding 7.00% Senior Notes due 2006 and all of its 7.75% Notes due 2009. Holders who have tendered into the offer may withdraw such tenders until 5:00 p.m. EDT on April 21, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: April 20, 2004	By:	/s/ Loren M. Starr Loren M. Starr Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Document
99.1	Janus Capital Group Inc. press release announcing that CEO Mark Whiston, 42, has decided to step down from his positions with the company, its affiliates and as a member of Janus’ Board. Whiston will be succeeded as CEO by Steve Scheid, who will continue to serve as chairman of the company’s Board.

99.2	Janus Capital Group Inc. press release announcing the grant of withdrawal rights in connection with Janus’ pending exchange offers with respect to all of its outstanding 7.00% Senior Notes due 2006 and all of its 7.75% Notes due 2009. Holders who have tendered into the offer may withdraw such tenders until 5:00 p.m. EDT on April 21, 2004.

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